Laudus Funds - Subadviser Affiliated Transactions Certification

Subadviser:	BlackRock Investment Management, LLC
Fund:	Laudus U.S. Large Cap Growth Fund
Period:	Quarter ended March 31, 2015

Has Subadviser caused the Fund to conduct the following affiliated
transactions during the Period?   Yes or No
Cross Trades (Rule 17a-7)
No




Transactions with Brokerage Affiliates (Rule 17e-1)
No




Affiliated Underwritings (Rule 10f-3)
	Yes
If Subadviser has answered "Yes" to any of the questions above, Subadviser must complete and submit the respective affiliated transaction certification.

To the best of my knowledge, I, the undersigned, hereby certify that Subadviser has reported and certified to Charles Schwab
Investment Management and the Fund all affiliated transactions it has conducted for the Fund during the Period.

Name:	 Artemis Brannigan

Title:	 Vice President, Portfolio Compliance

Signature:

Date	 8-Apr-15

Please complete and sign this first tab.
Complete other tabs as deemed appropriate.
Thank you.



Affiliated Transactions

Laudus Funds - Subadviser Affiliated Underwriting
Certification (Rule 10f-3)

Subadviser:	BlackRock Investment Management, LLC
Fund:	Laudus U.S. Large Cap Growth Fund
Period:	Quarter ended March 31, 2015


Transaction Information

Name of Security:
ACTAVIS PLCCUSIP/ISIN:
BD1NQJ9 (SEDOL)

Total Offering (USD):
$3,800,000,160Total Purchased (USD):
$74,880,000

Price/Unit (USD):
$288

Trade date:
2/25/2015

Purchased from:
J.P. MORGAN SECURITIES LLC

Yes No
Eligible for purchase? x
Lowest price paid by any purchaser? x
Purchased on first date on which sales were made? x
Reasonability test passed? x
Less than 25% of total offering amount? x
No compensation to affiliated broker? x
Firm commitment underwriting? x

Other syndicate members (list names):



To the best of my knowledge, I, the undersigned, hereby certify that for the Period the transactions listed above were made in compliance with the
Rule 10f-3 Procedures approved by the
Board of Trustees of Laudus Trust.



Name:	 Artemis Brannigan

Title:	 Vice President, Portfolio Compliance



Signature:



Date	 8-Apr-15










Affiliated Underwriting 10f-3